UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2005


                                 Osteotech, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-19278
                            (Commission File Number)

          Delaware                           13-3357370
 (State or other jurisdiction of         (I.R.S. Employer Identification No.)
  incorporation)


                    51 James Way, Eatontown, New Jersey 07724
             (Address of principal executive offices, with zip code)

                                 (732) 542-2800
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement

Retirement Agreement with Richard W. Bauer

Osteotech, Inc. ("Osteotech" or the "Company") has entered into a Retirement Agreement dated November 22, 2005 with Richard W. Bauer, the Company's Chief Executive Officer and a Director of the Company (the "Retirement Agreement"). We have entered into this agreement with Mr. Bauer in connection with his decision to voluntarily retire from his position as Chief Executive Officer of Osteotech. Mr. Bauer will remain a Director of the Company after his retirement. Under the agreement, Mr. Bauer's retirement from his employment at Osteotech will become effective upon the close of business on December 31, 2005 (the "Retirement Date").

Pursuant to the Retirement Agreement, Mr. Bauer will receive (i) payments equal to 24 months of his gross base salary, (ii) a transition payment in the amount of $46,685.34 for the purpose of establishing an office and arranging support so as to be in a position to assist the Company in the duties outlined in the Agreement, (iii) compensation corresponding to all unused vacation pay accrued as of December 30, 2005, (iv) payment of premiums for Mr. Bauer's medical, dental and life insurance coverage, consistent with past practice, through the later of December 31, 2007 and the date Mr. Bauer ceases serving on the Company's Board of Directors (the "Insurance Termination Date"), (v) payment of all COBRA premiums commencing on the Insurance Termination Date through the earlier of (a) such time as Mr. Bauer is eligible to receive Medicare benefits and (b) eighteen months after the Insurance Termination Date, and (vi) 100% of bonus payouts, if any, that are awarded to Mr. Bauer for the year ending December 31, 2005 in accordance with the Management Performance Bonus Plan. In addition, Mr. Bauer and Osteotech mutually agree to release each other from any claims or liabilities arising out of Mr. Bauer's employment or retirement. Mr. Bauer will also be subject to certain non-competition covenants through December 31, 2007.

The Retirement Agreement further provides that, if Osteotech enters into an agreement, or Osteotech's board authorizes management to pursue a transaction, that would constitute a "Change in Control" under the Change in Control Agreement dated as of September 8, 2002 by and between Osteotech and Mr. Bauer, or if a public announcement is made by a third party that it is pursuing a transaction which, if consummated, would constituted a Change in Control, and such Change in Control is consummated on or before the Retirement Date, then the Retirement Agreement will not become effective (with the exception of certain release provisions) and Mr. Bauer's Change in Control Agreement and certain provisions of his Employment Agreement relating to rights to intellectual property, confidential information, and non-competition, shall remain in full force and effect. In addition, if Osteotech enters into an agreement, or Osteotech's board authorizes management to pursue a transaction, that would constitute a Change in Control on or before the Retirement Date, or if a public announcement is made by a third party that it is pursuing a transaction which, if consummated, would constituted a Change in Control on or before the Retirement Date, and such Change in Control is consummated subsequent to the Retirement Date, then Mr. Bauer will receive the payments and benefits (described above) due to him under the Retirement Agreement until the Change in Control is consummated, at which time, payments and benefits due to Mr. Bauer under the Retirement Agreement will cease, and Mr. Bauer will be entitled to receive the payments and benefits due under his Change in Control Agreement, reduced by the amount of any payments already received under his Retirement Agreement. A form of the Change in Control Agreement between Osteotech and Mr. Bauer was filed as Exhibit 10.61 to Osteotech's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") on November 14, 2002 and the material terms of such Change in Control Agreement were described in Osteotech's Revised Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on May 4, 2005, which description is incorporated herein by reference.


Item 1.02 Termination of a Material Definitive Agreement

Termination of Employment Agreement with Richard W. Bauer

Pursuant to the Retirement Agreement described in Item 1.01 above, the Employment Agreement between Mr. Bauer and Osteotech effective as of December 4, 1998, as amended, will be terminated effective upon Mr. Bauer's retirement at the close of business on December 31, 2005. Notwithstanding the preceding sentence, the terms of the Indemnity Agreement between Mr. Bauer and Osteotech effective as of March 20, 1997 shall remain in effect after December 31, 2005. The information contained in Section 1.01 is incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Retirement of Richard W. Bauer as Chief Executive Officer

Pursuant to the Retirement Agreement described in Item 1.01 above, Richard W. Bauer, Chief Executive Officer and Director of Osteotech, Inc., will voluntarily retire from his employment as Chief Executive Officer upon the close of business on December 31, 2005. Mr. Bauer will remain a Director of the Company after his retirement.

Appointment of Sam Owusu-Akyaw as Chief Executive Officer

On November 23, 2005, Osteotech announced the appointment of Sam Owusu-Akyaw to the position of Chief Executive Officer, to succeed Richard W. Bauer as Chief Executive Officer, upon the retirement of Mr. Bauer. A description of Mr. Owusu-Akyaw's previous business experience was included in Osteotech's Revised Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on May 4, 2005, which description is incorporated herein by reference.

Effective July 2, 2004, Osteotech entered into an Employment Agreement with Mr. Owusu-Akyaw which was filed as Exhibit 10.48 to Osteotech's Quarterly Report on Form 10-Q filed with the Commission on November 8, 2004. In addition, on July 2, 2004, Mr. Owusu-Akyaw entered into an Employee Non-Competition, Non-Solicitation, Confidential Information and Inventions Agreement with Osteotech which was filed as Exhibit 10.49 to Osteotech's Quarterly Report on Form 10-Q filed with the Commission on November 8, 2004. Mr. Owusu-Akyaw also entered into a Change in Control Agreement with Osteotech, dated July 2, 2004. The form of Change in Control Agreement for executive officers of Osteotech was filed as Exhibit 10.61 to Osteotech's Quarterly Report on Form 10-Q filed with the Commission on November 14, 2002. The material terms of the Employment Agreement, the Employee Non-Competition, Non-Solicitation, Confidential Information and Inventions Agreement, and the Change in Control Agreement were described in Osteotech's Revised Definitive Proxy Statement for the 2005 Annual Meeting of Stockholders filed with the Commission on May 4, 2005, which descriptions are incorporated herein by reference.

Retirement of Donald D. Johnston as Chairman of the Board and Director

On November 23, 2005, Osteotech announced that Donald D. Johnston is relinquishing his position as Chairman of the Board effective immediately and will be retiring from the Board upon the expiration of his term in June 2006. Replacing Mr. Johnston as Chairman is Kenneth P. Fallon, III, who has been a member of Osteotech's Board since June 1995.

On November 23, 2005, Osteotech issued a press release announcing the retirement of Mr. Bauer, the appointment of Mr. Owusu-Akyaw, the retirement of Mr. Johnston as Chairman of the Board and Director and the appointment of Mr. Fallon as the new Chairman of the Board. The press release announcing the retirement is attached to this current report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

   (c)  Exhibits

     Exhibit Number    Description

      99.1             Press Release of Osteotech, Inc. dated November 23, 2005


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OSTEOTECH, INC.


Date:  November 23, 2005                  By:/s/ MICHAEL J. JEFFRIES
                                         Michael J. Jeffries
                                         Executive Vice President, Chief
                                         Financial Officer (Principal Financial
                                         Officer and Principal Accounting
                                         Officer)